EXHIBIT 99.1

DIRECTORS RESOLUTIONS

OF

FIRST PRIORITY TAX SOLUTIONS INC.

(the “Company”)

WHEREAS:

A.	MICHAEL HEITZ and STEVE IRELAND have consented to step down from all officer positions with the Company and as Members of the Board of Directors of the Company

B.	VINCENT HOOI has consented to act as the new President, CEO, Secretary and Treasurer and a Member of the Board of Directors of the Company.

BE IT RESOLVED THAT :

1.	MICHAEL HEITZ and STEVE IRELAND have resigned from all officer and director positions with the Company.

2.

VINCENT HOOI, who has consented to act as President, CEO, Secretary and Treasurer and a Member of the Board of Directors of the Company, is appointed as President, Secretary and Treasurer of the Company and to serve as the sole member of the Board of Directors of the Company.

Effective date: December 1, 2017

/s/ Michael Heitz
MICHAEL HEITZ

/s/ Steve Ireland
STEVE IRELAND

/s/ Hooi Chee Voon
HOOI CHEE VOON